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                                                                     EXHIBIT 3.1

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             CAL-MAINE FOODS, INC.


                 Cal-Maine Foods, Inc., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware does hereby certify:

                 FIRST:           That the Board of Directors of Cal-Maine
Foods, Inc., acting by unanimous written consent of its members effective the 23rd day of September, 1996, which consent has been duly filed with the minutes of the Board, duly adopted a Resolution setting forth a proposed Amended and Restated Certificate of Incorporation of the corporation, declaring said amendment and restatement to be advisable and calling for consideration by the shareholders of said amendment. The Resolution recommended that the Certificate of Incorporation of Cal-Maine Foods, Inc. be restated pursuant to
Section 245 of the General Corporation Law of the State of Delaware and that
Section 4 of such Certificate be amended to provide for 31,200,000 shares of Capital stock consisting of 30,000,000 shares of Common Stock with a par value of $.01 per share and 1,200,000 shares of Class A Common Stock with a par value of $.01 per share. Further, such resolution recommended that each share of Class A Common Stock $1.00 par value per share and each share of Class B Common Stock $1.00 par value per share outstanding on the effective date of the Amended and Restated Certificate of Incorporation be reclassified and changed into 1,200 fully paid and nonassessable





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shares of Common Stock par value $.01 per share and Class A Common Stock par value $.01 per share respectively.

                 SECOND:          Thereafter, pursuant to the Resolution of the
Board of Directors, the question of the restatement and amendment of the Certificate of Incorporation of the corporation as aforesaid, was presented to the shareholders of the corporation and a majority of the shareholders of each class of common stock, which constitutes a majority of the voting stock of the corporation, acting by written consent pursuant to Section 228 of the General Corporation Law of the State of Delaware effective September 24, 1996, did vote in favor of the amendment and restatement, such amendment and restatement being as follows:

                 THIRD:           This document constitutes the Amended and
Restated Certificate of Incorporation of Cal-Maine Foods, Inc., which was originally incorporated on September 10, 1969. This Amended and Restated Certificate of Incorporation has been duly adopted by the Board of Directors and by the shareholders of this Corporation in conformity with the requirements and provisions of Section 245 of the General Corporation Law of the State of Delaware.

               AMENDED AND RESTATED CERTIFICATE OF INCORPORATION

                                       OF

                             CAL-MAINE FOODS, INC.


                 1.       The name of the Corporation is
                          CAL-MAINE FOODS, INC.





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                 2.       The address of its registered office in the State of
Delaware is Corporation Trust Center, 1209 Orange Street, Wilmington, Delaware 19801. The name of its registered agent at such address is The Corporation Trust Company.

                 3. The nature of the business or purposes to be conducted or promoted is:

                 To raise, produce, or otherwise acquire, invest in, own, hold, use, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, trade, deal in and deal with any and all kinds of animals and agricultural products, and manufacture, produce, purchase, or otherwise acquire, invest in, own, mortgage, pledge, sell, assign, transfer, or otherwise dispose of, deal in, and deal with any and all articles or things manufactured, produced, resulting, or derived in whole or in part from animals or agricultural products of any kind, whether to be used as food or in commerce, manufacture, the sciences, the arts or otherwise.

                 To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

                 To manufacture, purchase or otherwise acquire, invest in, own, mortgage, pledge, sell, assign and transfer or otherwise dispose of, trade, deal in and deal with goods, wares and merchandise and personal property of every class and description.

                 To acquire, and pay for in cash, stock or bonds of this Corporation or otherwise, the good will, rights, assets and property, and to undertake or assume the whole or any part of the





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obligations or liabilities of any person, firm, association or corporation.

                 To acquire, hold, use, sell, assign, lease, grant licenses in respect of, mortgage or otherwise dispose of letters patent of the United States or any foreign country, patent rights, licenses and privileges, inventions, improvements and processes, copyrights, trademarks and trade names, relating to or useful in connection with any business of this Corporation.

                 To acquire by purchase, subscription or otherwise, and to receive, hold, own, guarantee, sell, assign, exchange, transfer, mortgage, pledge or otherwise dispose of or deal in and with any of the shares of the capital stock, or any voting trust certificates in respect of the shares of capital stock, scrip, warrants, rights, bonds, debentures, notes, trust receipts, and other securities, obligations, choses in action and evidences of indebtedness or interest issued or created by an corporations, joint stock companies, syndicates, associations, firms, trusts or persons, public or private, or by the government of the United States of America, or by any foreign government, or by any state, territory, province, municipality or other political subdivision or by any governmental agency, and as owner thereof to possess and exercise all the rights, powers and privilege of ownership, including the right to execute consents and vote thereon, and to do any and all acts and things necessary or advisable of the preservation, protection, improvement and enhancement in value thereof.





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                 To borrow or raise moneys for any of the purposes of the
Corporation and, from time to time without limit as to amount, to draw, make, accept, endorse, execute and issue promissory notes, drafts, bills of exchange, warrants, bonds, debentures and other negotiable or non-negotiable instruments and evidences of indebtedness, and to secure the payment of any thereof and of the interest thereon by mortgage upon or pledge, conveyance or assignment in trust of the whole or any part of the property of the Corporation, whether at the time owned or thereafter acquired, and to sell, pledge or otherwise dispose of such bonds or other obligations of the Corporation for its corporate purposes.

                 To purchase, receive, take by grant, gift, devise, bequest or otherwise, lease, or otherwise acquire, own, hold, improve, employ, use and otherwise deal in and with real or personal property, or any interest therein, wherever situated, and to sell, convey, lease, exchange, transfer or otherwise dispose of, or mortgage or pledge, all or any of the Corporation's property and assets, or any interest therein, wherever situated.

                 In general, to possess and exercise all the powers and privileges granted by the General Corporation Law of Delaware or by any other law of Delaware or by this Amended and Restated Certificate of Incorporation together with any powers incidental thereto, so far as such powers and privileges are necessary or convenient to the conduct, promotion or attainment of the business or purposes of the Corporation.





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                 The business and purposes specified in the foregoing clauses shall, except where otherwise expressed, be in no wise limited or restricted by reference to, or inference from, the terms of any other clause in this Certificate of Incorporation, but the business and purposes specified in each of the foregoing clauses of this article shall be regarded as independent business and purposes.

                 4. The amount of capital stock which the Corporation is authorized to issue shall be 31,200,000 Shares of Capital Stock and shall consist of (a) 30,000,000 shares of Common Stock with a par value of One Cent ($.01) per share and (b) 1,200,000 shares of Class A Common Stock with a par value of One Cent ($.01) per share.

                 No holder of Capital Stock of the Corporation shall have any pre-emptive right to subscribe to any stock of the Corporation or to any security convertible into stock of the Corporation.

                 The designations, preferences, privileges, and voting powers of the aforesaid classes of stock of the Corporation and the restrictions, limitations, and qualifications thereof are as follows:

                                  COMMON STOCK

                 Each share of Class A Common Stock of the Corporation of the par value of One Dollar ($1.00) issued and outstanding or held in the treasury of the Corporation immediately before the close of business on the date this Amended and Restated Certificate of Incorporation becomes effective (the "Effective Time") is hereby reclassified and changed into One Thousand Two Hundred (1,200) fully paid and nonassessable shares of Common Stock of the





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Corporation of the par value of One Cent ($.01) each, (the "Common Stock") and each holder of record of a certificate for one or more shares of the Class A Common Stock of the par value of one dollar ($1.00) of the Corporation as of the Effective Time shall be entitled to receive as soon as practicable, and without surrender of such certificate, a certificate or certificates representing One Thousand One Hundred Ninety-Nine (1,199) additional shares of Common Stock for each one share of such Class A Common Stock represented by the certificate of such holder.

                 At all elections of directors of the Corporation, each holder of the Common Stock shall be entitled to as many votes as shall equal the number of votes which (except for such provisions as to cumulative voting) he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected, and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two of them as he may see fit.

                 Except for the right of cumulative voting in relation to the election of directors as set forth above, the holders of the Common Stock shall be entitled to one vote per share of Common Stock.

                 The Common Stock and the Class A Common Stock of the Corporation of the par value of one cent ($.01) referred to under "Class A Common Stock" below (the "Class A Common Stock") shall together vote as a class provided that the holders of Common Stock shall have one vote per share and the holders of Class A Common Stock shall have ten votes per share.





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                 Anything herein to the contrary notwithstanding, the holders of Common Stock shall have exclusive voting power on all matters at any time when no shares of Class A Common Stock are issued and outstanding and the holders of the Class A Common Stock will have the exclusive voting power on all matters at any time when no shares of the Common Stock are issued and outstanding.

                 Dividends and distributions may be declared, paid and made upon the Common Stock as from time to time determined by the Board of Directors of the Corporation and may be paid upon the Common Stock out of any source at the time lawfully available for the payment of dividends or distributions.

                 The Common Stock shall not be combined or subdivided unless at the same time there is a proportionate combination or subdivision of the Class A Common Stock. If the Class A Common Stock is combined or subdivided, a proportionate combination or subdivision of the Common Stock shall be made at the same time.

                              CLASS A COMMON STOCK

                 Each share of Class B Common Stock of the Corporation of the par value of One Dollar ($1.00) issued and outstanding or held in the treasury of the Corporation immediately before the Effective Time is hereby reclassified and changed into One Thousand Two Hundred (1,200) fully paid and nonassessable shares of Class A Common Stock of the Corporation of the par value of One Cent ($.01) (the "Class A Common Stock" herein) each, and each holder of record of a certificate for one or more shares of Class B Common Stock of the Corporation of the par value of one dollar ($1.00) as of the





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Effective Time shall be entitled to receive as soon as practicable, and upon surrender of such certificate, a certificate or certificates representing One Thousand Two Hundred (1,200) shares of Class A Common Stock for each one share of such Class B Common Stock represented by the certificate of such holder.

                 At all elections of directors of the Corporation, each holder of the Class A Common Stock shall be entitled to as many votes as shall equal the number of votes which, except for such provisions as to cumulative voting, he would be entitled to cast for the election of directors with respect to his shares of stock multiplied by the number of directors to be elected and he may cast all of such votes for a single director or may distribute them among the number to be voted for, or for any two or more of them as he sees fit.

                 Except for the right of cumulative voting in relation to the election of directors as set forth above, each share of Class A Common Stock shall have ten votes per share on all matters that may be submitted to a vote or consent of the shareholders.

                 The Common Stock and the Class A Common Stock shall together vote as a class provided that the holders of Common Stock shall have one vote per share and the holders of Class A Common Stock shall have ten votes per share.

                 Anything herein to the contrary notwithstanding, the holders of Common Stock shall have exclusive voting power on all matters at any time when no shares of Class A Common Stock are issued and outstanding, and the holders of the Class A Common Stock will have





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the exclusive voting power on all matters at any time when no shares of the
Common Stock are issued and outstanding.

                 No dividend may be declared and paid in Class A Common Stock unless the dividend is payable only to the holders of Class A Common Stock and a dividend payable to Common Stock is declared and paid concurrently in respect of outstanding shares of Common Stock in the same number of shares of Common Stock per outstanding share.

                 The holders of record of Class A Common Stock may at any time convert any whole number or all of such holder's shares of Class A Common Stock into fully paid and non-assessable shares of Common Stock of the Corporation at the rate (subject to adjustment as hereinafter provided) of one share of Common Stock for each share of Class A Common Stock converted. Such conversion shall be effected by the holder of Class A Common Stock surrendering such Class A Common Stock certificate or certificates to be converted, duly endorsed, at the office of the Corporation or at any transfer agent for the Corporation or for the Class A Common Stock together with a written election to the Corporation at such office that the holder thereof elects to convert all or the specified number of shares of Class A Common Stock into Common Stock and specifying the name or names in which the holder desires the certificate or certificates for such shares of Common Stock to be issued. Upon conversion, the Corporation shall issue and deliver to such holder or holders, nominee or nominees, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled. Such conversion shall be deemed to have been made at the





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close of business on the day of presentation for conversion and the person or persons entitled to receive the shares of Common Stock as a result of such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                 Before any shares of Common Stock shall be delivered upon conversion, the holders of shares of Class A Common Stock whose shares are being converted into Common Stock shall deliver the certificate or certificates representing such shares to the Corporation or its duly authorized agent (or if such certificates have been lost, stolen, or destroyed, the holder thereof shall execute an agreement satisfactory to the Corporation to indemnify the Corporation from any loss incurred by it in relation to such conversion) specifying the place where the Common Stock issued in conversion thereof shall be sent. The endorsement of the certificate or certificates of Class A Common Stock to be converted into Common Stock shall be in form satisfactory to the Corporation or its agent, as the case may be.

                 The number of shares of Common Stock into which the shares of Class A Common Stock may be converted shall be subject to adjustment from time to time in the event of any capital reorganization, reclassification of stock of the Corporation or consolidation or merger of the Corporation with or into another corporation. Each share of the Class A Common Stock shall thereafter be convertible into such kind and amount of securities or other assets or both as are issuable or distributable in respect





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to the number of shares of Common Stock into which each share of Class A Common
Stock is convertible immediately prior to such reorganization, reclassification, consolidation or merger. In any such case, appropriate adjustments shall be made by the Board of Directors of the Corporation in the application of the provisions herein set forth with respect to the rights and interests thereafter of the holders of Class A Common Stock such that the provisions set forth herein (including provisions for adjustment of the conversion rate) shall thereafter be applicable, as nearly as reasonably may be possible in relation to any securities or other assets thereafter deliverable upon conversion of the Class A Common Stock.

                 The Corporation shall at all times reserve and keep available out of the authorized and unissued shares of Common Stock, solely for the purpose of affecting the conversion of the outstanding Class A Common Stock, such number of the shares of Common Stock as shall from time to time be sufficient to effect conversion of all outstanding Class A Common Stock and if, at any time, the number of authorized and unissued shares of Common Stock shall not be sufficient to effect conversion of the then outstanding Class A Common Stock, the Corporation shall take such action as may be necessary to increase the number of authorized and unissued shares of Common Stock to such number as shall be sufficient for such purposes.

                 All certificates representing Class A Common Stock surrendered for conversion shall be appropriately canceled on the books of the





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Corporation and the shares converted, represented by such certificates, shall be restored to the status of authorized but unissued shares of Class A Common Stock of the Corporation.

                 The Class A Common Stock may be issued only to Fred R. Adams, Jr. and members of his immediate family. As used herein "immediate family" is defined as Fred R. Adams, Jr., his spouse, his natural children, his sons-in-law or his grandchildren. In the event any share of Class A Common Stock, by operation of law or otherwise is, or shall be deemed to be owned by any person other than a member of the immediate family of Fred R. Adams, Jr., as herein defined, the voting power of such stock shall be reduced from ten votes per share to one vote per share.

                 Shares of Class A Common Stock shall be automatically converted into Common Stock on a share per share basis in the event the beneficial or record ownership of any such share of Class A Common Stock shall be transferred, without limitation, by way of gift, settlement, will, operation of law or intestacy, to any person or entity that is not a member of the immediate family of Fred R. Adams, Jr.

                 The holder of shares of Class A Common Stock of the Corporation may pledge or otherwise utilize Class A Common Stock as security for an obligation of a holder of such stock. Such pledge or utilization shall not be considered as a transfer of ownership for the purposes of determining eligibility of ownership of the Class A Common Stock until the beneficial ownership of any such pledged or hypothecated stock is transferred of record to a pledgee





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who is not a member of the immediate family of Fred R. Adams, Jr. Conversion into Common Stock shall be deemed to have occurred (whether or not certificates representing such shares are surrendered) as of the close of business on the date of transfer and the person or persons entitled to receive shares of Common Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Common Stock on such date.

                 No dividend or distribution may be declared and paid upon the shares of Class A Common Stock unless concurrently therewith a dividend and distribution is also declared and paid upon the shares of Common Stock. Any cash dividend or distribution payable upon the shares of Class A Common Stock shall be in an amount equal to ninety-five per cent of any cash dividend or distribution declared and paid upon the Common Stock on a per share basis.

                 The Corporation shall pay any and all taxes or other fees payable in respect of the issuance and delivery of shares of Common Stock issuable as a result of the conversion of Class A Common Stock unless the issuance of Common Stock results from the transfer of Class A Common Stock to a person not entitled to the ownership thereof.

                 All shares of Common Stock which may be issued upon conversion of the shares of Class A Common Stock will, upon issuance by the Corporation, be deemed validly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.





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                 So long as any shares of Class A Common Stock are outstanding, the Corporation shall not, without first obtaining the approval by vote or written consent in the manner provided by law of the holders of not less than 66 2/3 % per cent of the total number of shares of Class A Common Stock outstanding, voting separately as a class, (1) alter or change the rights or privileges of Class A Common Stock, (2) amend any provision of this paragraph 4 affecting the Class A Common Stock or (3) effect any re-classification or recapitalization of the Corporation's outstanding capital stock.

                 Shares of Class A Common Stock may be issued to any party eligible to own such stock for such consideration, in an amount not less than the par value thereof, as the Board of Directors of the Corporation shall determine to be adequate, including without limitation, shares of the Corporation's Common Stock on a share for share basis.

                 5.       The Corporation is to have perpetual existence.

                 6. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized:

                          To make, alter or repeal the by-laws of the
Corporation.

                          To authorize and cause to be executed mortgages and
liens upon the real and personal property of the Corporation.

                          To set apart out of any of the funds of the
Corporation available for dividends a reserve or reserves for any proper purposes and to abolish any such reserve in the manner in which it was created.





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                          By a majority of the whole board, to designate one or
more committees, each committee to consist of one or more of the directors of the corporation. The board may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. The by-laws may provide that in the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the board of directors to act at the meeting in the place of any such absent or disqualified member. Any such committee, to the extent provided in the resolution of the board of directors, or in the by-laws of the Corporation, shall have and may exercise all the powers and authority of the board of directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to amending the Certificate of Incorporation, adopting an agreement of merger or consolidation, recommending to the stockholders the sale, lease or exchange of all or substantially all of the Corporation's property and assets, recommending to the stockholders a dissolution of the Corporation or a revocation of a dissolution, or amending the by-laws of the Corporation; and, unless the resolution or by-laws, expressly so provide, no such committee shall have the power or authority to declare a dividend or to authorize the issuance of stock.





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                          When and as authorized by the stockholders in
accordance with statute, to sell, lease or exchange all or substantially all of the property and assets of the Corporation, including its good will and its corporate franchises, upon such terms and conditions and for such consideration, which may consist in whole or in part of money or property including shares of stock in, and/or other securities of, any other corporation or corporations, as its board of directors shall deem expedient and for the best interests of the Corporation.

                 7. Whenever a compromise or arrangement is proposed between this Corporation and its creditors or any class of them and/or between this Corporation and its stockholders or any class of them, any court of equitable jurisdiction within the State of Delaware may, on the application in a summary way of this Corporation or of any creditor or stockholder thereof, or on the application of any receiver or receivers appointed for this Corporation under the provisions of Section 291 of Title 8 of the Delaware Code or on the application of trustees in dissolution or of any receiver or receivers appointed for this Corporation under the provisions of Section 279 of Title 8 of the Delaware Code order a meeting of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be, to be summoned in such manner as the said court directs. If a majority in number representing three-fourths in value of the creditors or class of creditors, and/or of the stockholders or class of stockholders of this Corporation, as the case may be,





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agree to any compromise or arrangement and to any reorganization of this
Corporation as consequence of such compromise or arrangement, the said compromise or arrangement and the said reorganization shall, if sanctioned by the court to which the said application has been made, be binding on the creditors or class of creditors, and/or on all the stockholders or class of stockholders, of this Corporation, as the case may be, and also on this Corporation.

                 8. Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the Corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the Corporation. Elections of directors need not be by written ballot unless the by-laws of the Corporation shall so provide.

                 9. The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

                 10. No director of the Corporation shall have any personal liability to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director; provided, however, that this section shall not eliminate or limit the liability of a director (i) for any breach of a director's duty or loyalty to the Corporation or its stockholders,
(ii) for acts or





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omissions not in good faith or which involve intentional misconduct or a know violation of law, (iii) under Section 174 of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. The limitation of liability shall not eliminate or limit the liability of any director for any act or omission occurring prior to the date upon which this provision becomes effective.

                 As required by Section 228 of the General Corporation Law of the State of Delaware prompt notice of such Consent by stockholders in lieu of meeting was given in writing to all shareholders of record of the corporation.

                 FOURTH: Said Amended and Restated Certificate of Incorporation was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware.

                 IN WITNESS WHEREOF, Cal-Maine Foods, Inc. has caused this Certificated to be signed by B. J. Raines, its Vice President, on this the 24th day of September, 1996.

                                        ------------------------------
                                        B. J. RAINES, VICE PRESIDENT

ATTEST:



------------------------------------
CHARLES COLLINS, ASSISTANT SECRETARY





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